UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2020

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Michaels Companies, Inc. (the “Company”) previously directed the amendment and restatement of the Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan (such amendment and restatement, the “Proposed Plan”) to be submitted to the Company’s stockholders for their approval at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which was held on June 10, 2020.

As described under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), the Company’s stockholders approved the Proposed Plan at the Annual Meeting. A description of the material terms of the Proposal Plan is set forth under the heading “Proposal 2 Approval of Amendment and Restatement of Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan” in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2020, which such description is incorporated herein by reference. The description of the Proposed Plan is qualified in its entirety by reference to the full text of the Proposed Plan, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On June 1, 2020, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 10, 2020. A total of 140,675,085 shares were present or represented by proxy, representing approximately 95.48% of all shares entitled to vote at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1.	Election of Directors

Proposal one was the election of ten nominees to serve as directors of the Company each for a term of one year. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Bekenstein	106,618,018	18,340,086	15,716,981
Ashley Buchanan	123,394,296	1,563,808	15,716,981
Mark S. Cosby	122,864,685	2,093,419	15,716,981
Ryan Cotton	123,065,809	1,892,295	15,716,981
Monte E. Ford	123,627,620	1,330,484	15,716,981
Karen Kaplan	123,321,916	1,636,188	15,716,981
Matthew S. Levin	123,042,004	1,916,100	15,716,981
John J. Mahoney	122,005,236	2,952,868	15,716,981
James A. Quella	123,035,919	1,922,185	15,716,981
Beryl B. Raff	123,379,947	1,578,157	15,716,981

Pursuant to the foregoing votes, the ten nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the Annual Meeting.

2.	Approval of the Amendment and Restatement of Michaels 2014 Omnibus Long-Term Incentive Plan

Proposal two was the approval of the Proposed Plan, which provides for an increase of the shares of Common Stock available for award under the Proposed Plan and the removal of certain technical changes to provisions that are no longer applicable following the enactment of the Tax Cuts and Jobs Act of 2017.  The results of the vote were as follows:

c

For	Against	Abstain	Broker Non-Votes
120,086,144	4,708,143	163,817	15,716,981

Pursuant to the foregoing vote, the Proposed Plan was approved.

3.	Ratification of the Independent Registered Public Accountants

Proposal three was the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the vote were as follows:

c

For	Against	Abstain	Broker Non-Votes
138,427,339	1,923,884	323,862	0
c

Pursuant to the foregoing vote, the ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	The Michaels Companies, Inc. Third Amended and Restated 2014 Omnibus Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Tim Cheatham
Tim Cheatham Executive Vice President, General Counsel and Secretary

Date: June 12, 2020

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